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                                 SCHEDULE 14A
                                (Rule 14a-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                           SCHEDULE 14A INFORMATION

                   Proxy Statement Pursuant to Section 14(a)
                    of the Securities Exchange Act of 1934


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Filed by a Party other than the Registrant  [  ]

Check the appropriate box:

[ ]      Preliminary Proxy Statement

[ ]      Confidential, for Use of the Commission Only (as permitted by Rule
         14a-6(e)(2)

[ ]      Definitive Proxy Statement

[ ]      Definitive Additional Materials

[X]      Soliciting Material Pursuant to Section 240.14a-11(c) or Section
         240.14a-12


                          RJR Nabisco Holdings Corp.

               (Name of Registrant as Specified In Its Charter)

                          RJR Nabisco Holdings Corp.

                  (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[ ]      $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2)
         or Item 22(a)(2) of Schedule 14A.

[ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

[ ]      Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
         0-11.

         (1)   Title of each class of securities to which transaction applies:

         (2)   Aggregate number of securities to which transaction applies:

         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

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[x]      Fee paid previously with preliminary materials.

[ ]      Check box if any part of the fee is offset as provided by Exchange
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                              [RJR Nabisco logo]

                Don't delay.  Vote the WHITE proxy card today.


                                                   April 3, 1996

Dear Fellow Shareholder:

   In two weeks, RJR Nabisco will hold its annual meeting. At this year's meeting, shareholders will vote on whether to turn control of the company over to a group led by corporate raiders Bennett LeBow and Carl Icahn, or to support your present board, which is committed to managing the company with your best interest in mind.

   The best way to safeguard your investment in RJR Nabisco is to vote for your existing board by signing, dating and mailing the enclosed WHITE proxy card.

   We strongly urge you to vote for the company's current board of directors as soon as possible and to vote on the other proposals in the manner recommended by your board of directors.

   The potentially adverse consequences of electing the slate of director nominees hand-picked by Bennett LeBow and Carl Icahn are serious. Already, LeBow's Brooke Group has inflicted billions of dollars of damage in lost market value on RJR Nabisco and other tobacco-related investments. Included in this document are reprints of advertisements which provide additional information about LeBow's irresponsible actions.

                  Please vote your proxy as soon as possible.
               In an annual meeting contest, every vote counts.

   We urge you NOT to sign or return the BLUE proxy cards sent to you by the LeBow/Icahn group or its agents, including Brooke Group. If you have already done so, you are free to change your vote by signing, dating and returning the accompanying WHITE card, using the enclosed postage-paid envelope, indicating your support of the company's board and management.

   If you have any questions or need assistance in completing the enclosed WHITE card, please call our solicitors: MacKenzie Partners, Inc., toll free, at 1-800-322-2885 or D.F. King & Co., Inc. toll free, at 1-800-290-6430.

                           On behalf of your Board of Directors,



                           /s/Steven F. Goldstone
                           STEVEN F. GOLDSTONE
                           President and Chief Executive Officer

                                 LeBow . . .

                 In 1985, Bennett LeBow acquired MAI Systems.

                   In 1986, LeBow acquired Liggett & Myers.

                      In 1987, he acquired Western Union.

                               . . . LeBankrupt.

            In 1992, Western Union, renamed New Valley Corporation,
                       filed for Chapter 11 bankruptcy.

                 In 1993, MAI filed for Chapter 11 bankruptcy.


That same year, Liggett -- by then known as Brooke Group -- admitted that it might have to seek protection from creditors in U.S. Bankruptcy Court.


All the while, LeBow enriched himself, at one point forcing shareholders to take him to court to recover $16 million in loans and $6.25 million in preferred dividends that LeBow had paid to himself.


                                ANY QUESTIONS?

For RJR Nabisco shareholders, the question is simple: Now that LeBow has cost the tobacco industry more than $10 billion in stock price value through his recent "settlement" pact with plaintiffs' attorneys, will RJR Nabisco become the latest chapter in his history of irresponsible self-dealing?

          Vote your proxy for the Board of Directors of RJR Nabisco.

                           You can't afford not to.

                              [RJR Nabisco logo]

Vote your WHITE proxy today. If you have any questions or need assistance in voting your WHITE proxy, please call:

   MACKENZIE
   PARTNERS, INC

Toll-Free 800-322-2885

           (Reprinted from The Wall Street Journal - March 27, 1996)

* Bennett LeBow repaid the $16 million loan and waived the $6.25 million in preferred dividend payments to settle the lawsuit brought by Brooke Group shareholders against him.

                                  LeBOW . . .

         As the facts about Bennett LeBow's recent "settlement" become public, shareholders of RJR Nabisco are finding out what LeBow really settled -- NOT MUCH. Our tobacco company remains confident that it will prevail in all pending litigation and we have no intention of settling any claims.

                                . . .  LeBOGUS.

LeBow's deal is a reckless publicity ploy which has hurt our company and our industry.

Here's what some experts had to say:

"It's going to get a lot more lawyers interested in going after tobacco companies."
Marc Galanter, Univ. of Wisconsin Law School, The New York Times

"Instead of limiting liability, LeBow would unleash a new flood of litigation." Gary Black, Sanford C. Bernstein research report

"LeBow has not escaped the threat of litigation."
Stanley M. Rosenblatt, Tobacco Plaintiffs' Attorney, The New York Times

"If there's any fantasy by Liggett that they can settle it all and come out OK...it's just that -- a fantasy."
Richard Daynard, Tobacco Plaintiffs' Attorney, BusinessWeek

"RJR would be unable to compete...it would be extremely debilitating." Advertising Age

                                  WHAT NEXT?

Already, LeBow's irresponsible actions have cost holders of RJR Nabisco and other tobacco-related stocks billions of dollars of market value. RJR Nabisco shareholders have cause for real concern over what reckless action he will dream up next.

           Vote your proxy for the Board of Director of RJR Nabisco.

                           You can't afford not to.

                              [RJR Nabisco Logo]

Vote your WHITE proxy today. If you have any questions or need assistance in voting your WHITE PROXY, PLEASE CALL:

MacKenzie
Partners, Inc.                   D.F. King & Co., Inc.
Toll-Free 800-322-2885           Toll-Free 800-290-6430

           (Reprinted from The Wall Street Journal - April 1, 1996)

No permission has been sought or received to quote from, or refer to, published materials cited in this advertisement.